                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT:  APRIL 29, 1996

                            FIRST FINANCIAL BANCORP
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                        COMMISSION FILE NUMBER : 0-12499



            CALIFORNIA                                      94-28222858
     (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)



701 SOUTH HAM LANE, LODI, CALIFORNIA                           95242
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)



                                (209)-367-2000
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                                      NA
                (FORMER NAME OR IF CHANGED SINCE LAST REPORT.)
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ITEM 5.   OTHER EVENTS

  CASH DIVIDEND

  Please refer to Exhibit 99 which contains the First Financial Bancorp press release regarding a cash dividend and earnings for the quarter ended March 31, 1996.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

  Exhibits
  --------
  (99) Press release dated April 29, 1996

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        First Financial Bancorp
                                        -----------------------


Date April 29, 1996                     /s/ David M. Philipp
     --------------                     _______________________
                                        David M. Philipp
                                        Executive Vice-President & CFO
                                        Corporate Secretary

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

EXHIBIT 99 - PRESS RELEASE


                 FIRST FINANCIAL BANCORP AND BANK OF LODI, NA

                           P R E S S   R E L E A S E


For Immediate Release                                   April 29, 1996

Contact Person:
David Philipp, EVP & CFO
Bank of Lodi, NA


                FIRST FINANCIAL BANCORP DECLARES CASH DIVIDEND

The First Financial Bancorp Board of Directors has declared a cash dividend of $.05 per share, payable May 30, 1996 to shareholders of record on May 15, 1996. This is the fifth consecutive quarterly dividend declared by First Financial Bancorp, parent of Bank of Lodi.

Earnings for the quarter ended March 31, 1996 were $128,000, or $.10 per share, compared to earnings of $234,000, or $.18 per share, for the comparable prior year quarter. A number of improvements in financial performance relative to the prior year quarter were overshadowed by the impact of the reduced interest rates triggered by recent Federal Reserve monetary policy decisions.

                                      END

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